Exhibit 99.1


July 22, 2011

                           Press Release

KENTUCKY BANCSHARES, INC. REPORTS EARNINGS FOR SECOND QUARTER OF 2011

Paris, Kentucky - Kentucky Bancshares, Inc., parent company of Kentucky Bank, reported a $557,000 increase, a 26% increase, in year to date earnings for 2011 compared to the same time period in 2010. Earnings are $2,683,000, or fully diluted 2011 earnings per share of $0.98, compared to $2,126,000, or fully diluted earnings per share of $0.78 for the same period of 2010.

Earnings for the second quarter were $1,421,000, or $0.52 per share assuming dilution, an increase of 20%. For the same period last year earnings were $1,181,000, or $0.43 per share assuming dilution.

Kentucky Bank ranks 15th in size among the 179 banks headquartered in the Commonwealth of Kentucky. Kentucky Bank is headquartered in Paris and also has offices in Cynthiana, Georgetown, Morehead, Nicholasville, Sandy Hook, Versailles, Wilmore and Winchester.


Contact:  Gregory J. Dawson
          Chief Financial Officer
          859-987-1795